EXHIBIT A

JOINT FILING AGREEMENT

Manulife Financial Corporation and Manulife Investment Management (US) LLC agree that the Schedule 13G (Amendment No.2) to which this Agreement is attached, relating to the Common Stock of Citizens Community Bancorp Inc., is filed on behalf of each of them.

Manulife Financial Corporation
February 4, 2025
Date
/s/ Graham Miller
Signature
Graham Miller / Agent*
Name / Title
Manulife Investment Management Limited
February 12, 2025
Date
/s/ Kuno Tucker
Signature
Kuno Tucker / Chief Compliance Officer
Name / Title

*Signed pursuant to a Power of Attorney dated January 17, 2018 included as Exhibit A to Schedule 13F- NT filed with the Securities and Exchange Commission by Manulife Financial Corporation on January 29, 2018.